Exhibit 10.9

SponsorSHIP TRANSFER AGREEMENT

THIS AGREEMENT is made and entered into as of the 27th day of December, 2023 (“Effective Date”), by and between ETF MANAGERS CAPITAL LLC, a Delaware limited liability company (“ETFMG”) and AMPLIFY INVESTMENTS LLC, a Delaware limited liability company (“Amplify”). ETFMG and Amplify are each individually also referred to herein as a “party” and collectively as the “parties.”

WHEREAS, ETFMG is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act, as amended (“CEA”), and is registered with the CFTC as a commodity pool operator and is a member of the NFA;

WHEREAS, ETF Managers Group Commodity Trust I (“Trust”) is a Delaware statutory trust formed pursuant to the Delaware Statutory Trust Act;

WHEREAS, the Trust is organized into two separate series, Breakwave Dry Bulk Shipping ETF (“BDRY”) and Breakwave Tanker Shipping ETF (“BWET”) (each a “Fund” and together, the “Funds”), each of which operates as a commodity pool registered with the NFA;

WHEREAS, each Fund issues common shares of beneficial interest (“Shares”) that are listed for trading on NYSE Arca, Inc. (“NYSE Arca”) and the offering of each Fund’s Shares is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement on Form S-1 (File No. 333-263425 (BDRY) and File No. 333-266945 (BWET)) (each a “Registration Statement”) under the Securities Act of 1933, as amended (“Securities Act”);

WHEREAS, the Trust and the Funds operate under the Trust’s Amended and Restated Declaration of Trust and Trust Agreement made and entered into as of December 11, 2014 (including any amendments thereto) (“Trust Agreement”);

WHEREAS, pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801 et seq., as the same may be amended from time to time (“Delaware Trust Statute”), the Trust is managed by ETFMG as an agent of the Trust and the conduct of the Trust business is controlled and conducted solely by ETFMG in accordance with the Trust Agreement;

WHEREAS, ETFMG may withdraw voluntarily as the sponsor of the Trust pursuant to Section 5.12(a) of the Trust Agreement and appoint Amplify as the successor sponsor of the Trust;

WHEREAS, ETFMG has and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, including appointing a new sponsor, pursuant to Section 5.2 of the Trust Agreement; and

WHEREAS, Amplify is a commodity pool operator subject to regulation by the CFTC and the NFA under the CEA, and is registered with the CFTC as a commodity pool operator and is a member of the NFA.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of Amplify and Withdrawal of ETFMG as Sponsor of the Trust; Respective Obligations

A.	ETFMG shall appoint Amplify as the sponsor of the Trust, Amplify shall accept such appointment, and ETFMG shall withdraw as the sponsor to the Trust, each of which actions to be deemed to occur simultaneously as of the later of (a) the closing date of the asset purchase agreement between ETFMG and Amplify or (b) the effective date of the Registration Statement (“Transfer Date”).

B.	ETFMG agrees to comply with Applicable Law and the provisions of the Trust Agreement in connection with fulfilling its obligations as sponsor of the Trust prior to the Transfer Date.

C.	Amplify agrees to comply with Applicable Law and the provisions of the Trust Agreement in connection with fulfilling its obligations as sponsor of the Trust beginning on the Transfer Date.

D.	For purposes of this Agreement, “Applicable Law” means, in respect of any person, all laws and regulations, state or federal, in force and effect to which that person is subject at the relevant time, including but not limited to compliance with the Federal securities laws, the Internal Revenue Code of 1986, as amended, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001, the rules and regulations of the SEC, the CFTC, NFA, the securities exchange on which any Shares are listed and the policies and limitations of each Fund relating to its portfolio investments as set forth in its Registration Statement.

E.	Amplify shall, in its sole discretion, procure on behalf of the Trust all necessary third-party services providers, including, but not limited to, the Trust’s administrator, distributor, custodian, transfer agent, fund accounting agent or recordkeeping agent, valuation or pricing agents, independent public accountants, attorneys and other parties performing services or operational functions for the Trust.

F.	Notwithstanding the foreoing, nothing herein shall constitute Amplify’s assumption of any obligations or liabilities of ETFMG as sponsor for periods prior to the Transfer Date.

2.	Documentation

A.	ETFMG shall provide to Amplify at least 10 days prior to the Transfer Date:

(1)	A copy of the Trust Agreement and any other charter documents of the Trust;

(2)	Copies of the Trust’s current Registration Statements under the Securities Act and all periodic reports on Forms 10-K, 10-Q or 8-K filed with the SEC;

(3)	A copy of the Licensing and Services Agreement with respect to BDRY, effective as of March 5, 2018, by and between ETFMG and Breakwave Advisors LLC (“Breakwave”);

(4)	A copy of the Licensing and Services Agreement with respect to BWET, effective as of March 3, 2023, by and between ETFMG and Breakwave;

(5)	A copy of each Authorized Participant Agreement (“AP Agreement”) to which the Trust and ETFMG are parties;

(6)	Copies of agreements between the Trust and its service providers (“Service Provider Agreements”) as requested by Amplify;

(7)	Copies of each Fund’s compliance procedures as requested by Amplify;

(8)	Any other documents or resolutions that relate to or affect Amplify’s performance of its duties as sponsor of the Trust; and

(9)	Copies of any and all amendments or supplements to the foregoing documents.

B.	ETFMG shall use commercially reasonable efforts to provide the requested documentation promptly upon request.

C.	ETFMG shall use commercially reasonable efforts to facilitate the assignment or transfer to Amplify of any AP Agreements and Service Provider Agreements as requested by Amplify.

3.	Representations and Warranties of ETFMG

ETFMG represents and warrants to Amplify that:

A.	it is validly existing and duly empowered and authorized to execute, deliver and perform this Agreement;

B.	this Agreement is binding upon it and enforceable in accordance with its terms except insofar as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or general principles of equity;

C.	it shall cooperate with Amplify in good faith and commit the necessary resources to achieve a successful transfer of sponsorship of the Trust from ETFMG to Amplify;

D.	it shall comply with Applicable Law and the provisions of the Trust Agreement in connection with its performance under this Agreement and fulfilling its obligations under the Trust Agreement;

E.	each Registration Statement and all periodic reports on Forms 10-K, 10-Q or 8-K filed with the SEC currently comply in all material respects with Applicable Law and will continue to do so until the Transfer Date;

F.	each Registration Statement on Form S-1 filed with the SEC with respect to each Fund as of the Effective Date does not and as of the Transfer Date will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein, where necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading;

G.	there are no known criminal, administrative or other actions, proceedings, disputes or investigations pending or threatened against it, and no known fact or circumstance exists that in its sole discretion may give rise to any such proceedings, disputes or investigations; and

H.	there are no known civil actions, proceedings, disputes or investigations pending or threatened against it that in its sole discretion may have a material adverse effect on its financial standing or solvency or on its ability to discharge its obligations under this Agreement, and no known fact or circumstance exists that may give rise to any such proceedings, disputes or investigations.

4.	Representations and Warranties of Amplify

Amplify represents and warrants to ETFMG that as of the Effective Date and Transfer Date:

A.	it is validly existing and duly empowered and authorized to execute, deliver and perform this Agreement;

B.	this Agreement is binding upon it and enforceable in accordance with its terms except insofar as enforcement may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors’ rights or general principles of equity;

C.	it shall cooperate with ETFMG in good faith and commit the necessary resources to achieve a successful transfer of sponsorship of the Trust from ETFMG to Amplify;

D.	it shall comply with Applicable Law and the provisions of the Trust Agreement in connection with performance under this Agreement and fulfilling its obligations as sponsor of the Trust;

E.	there are no known criminal, administrative or other actions, proceedings, disputes or investigations pending or threatened against it, and no known fact or circumstance exists which in its sole discretion may give rise to any such proceedings, disputes or investigations; and

F.	there are no known civil actions, proceedings, disputes or investigations pending or threatened against it that in its sole discretion may have a material adverse effect on its financial standing or solvency or on its ability to discharge its obligations under this Agreement, and no known fact or circumstance exists that may give rise to any such proceedings, disputes or investigations.

5.	Force Majeure

A.	“Force Majeure Event” means any circumstance not within a party’s reasonable control including, without limitation:

(1)	acts of God, flood, drought, earthquake or other natural disaster;

(2)	epidemic or pandemic;

(3)	terrorist attack, civil war, civil commotion or riots, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, or breaking off of diplomatic relations;

(4)	nuclear, chemical or biological contamination or sonic boom;

(5)	any law or any action taken by a government or public authority, including without limitation imposing an export or import restriction, quota or prohibition, or failing to grant a necessary license or consent;

(6)	collapse of buildings, fire, explosion or accident;

(7)	any labor or trade dispute, strikes, industrial action or lockouts; and

(8)	interruption or failure of utility service.

B.	Provided it has complied with paragraph C of this Section 5, if a party is prevented, hindered or delayed in or from performing any of its obligations under this agreement by a Force Majeure Event (“Affected Party”), the Affected Party shall not be in breach of this Agreement or otherwise liable for any such failure or delay in the performance of such obligations. The time for performance of such obligations shall be extended accordingly.

C.	The Affected Party shall:

(1)	as soon as reasonably practicable after the start of the Force Majeure Event, notify the other parties in writing of the Force Majeure Event, the date on which it started, its likely or potential duration, and the effect of the Force Majeure Event on its ability to perform any of its obligations under this agreement; and

(2)	use all reasonable endeavors to mitigate the effect of the Force Majeure Event on the performance of its obligations.

6.	Term of Agreement; Amendment

A.	This Agreement shall become effective as of the date first written above and shall automatically terminate at 11:59 p.m. Eastern Time on the Transfer Date.

B.	This Agreement may be terminated by either party, without the payment of any penalty, upon at least ten (10) days’ written notice to the other.

C.	Sections 8, 9, and 10 shall survive the termination of this Agreement.

7.	Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Party without the written consent of the other Parties.

8.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the Securities Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Securities Act or any rule or order of the SEC thereunder.

9.	Invalidity

Any provision of this Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

10.	Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to Amplify shall be sent to:

Amplify Investments LLC

3333 Warrenville Rd.

#350

Lisle, IL 60532

and notice to the Trust and ETFMG shall be sent to:

ETF Managers Capital LLC

350 Springfield Ave., Suite #200

Summit, NJ 07901

11.	No Third Party Rights

Nothing expressed or referred to in this Agreement will be construed to give any third party (including, without limitation, shareholders of any Fund) any legal or equitable right, remedy or claim under or with respect to this Agreement.

12.	Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

(SIGNATURES ON THE FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ETF MANAGERS CAPITAL LLC

By:	/s/ Matthew Bromberg
Name:	Matthew Bromberg
Title:	Managing Member

AMPLIFY INVESTMENTS LLC

By:	/s/ David Wilding
Name:	David Wilding
Title:	COO